Exhibit 10.1

                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                           HEMISPHERX BIOPHARMA, INC.

                                       and

                           THE INVESTORS LISTED HEREIN

                                   Dated as of

                                January 26, 2004


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                                TABLE OF CONTENTS

                                                                            Page

1    PURCHASE AND SALE OF DEBENTURES AND WARRANTS..............................2

2    BUYER'S REPRESENTATIONS AND WARRANTIES....................................2

3    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................6

4    COVENANTS................................................................14

6    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL...........................26

7    CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE........................27

8    INDEMNIFICATION..........................................................28

9    MISCELLANEOUS............................................................29



Schedule 3(a)  -  Subsidiaries
Schedule 3(c)  -  Capitalization
Schedule 3(e)  -  Conflicts
Schedule 3(l)  -  Title
Schedule 3(n)  -  Insurance
Schedule 3(r)  -  Transactions with Affiliates
Schedule 4(u)  -  Consideration pursuant to Interferon Agreements
Schedule 4(v)  -  Certain Accounts


                                    EXHIBITS

Exhibit A     -   Form of Debentures
Exhibit B-1   -   Form of Warrant A
Exhibit B-2   -   Form of Warrant B
Exhibit C     -   Form of Registration Rights Agreement
Exhibit D     -   Form of Letter of Credit
Exhibit E     -   Form of Account Control Agreement
Exhibit F     -   Form of Security Agreement
Exhibit G-1   -   Interferon Inventory and License Agreement
Exhibit G-2   -   Interferon Asset Agreement
Exhibit H     -   Form of Irrevocable Transfer Agent Instructions
Exhibit I     -   Form of Legal Opinion
Exhibit J     -   Form of Current Report on 8-K
Exhibit K     -   Form of Additional Investment Rights


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                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of January 26, 2004, by and among Hemispherx Biopharma, Inc., a Delaware corporation, with headquarters located at One Penn Center, 1617 JFK Boulevard, Suite 660, Philadelphia, Pennsylvania 19103 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

                                    WHEREAS:

      A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

      B. The Company has authorized the issuance of $6,000,000 principal amount of its 6% Senior Secured Convertible Debentures due January 31, 2006 (collectively, the "Debentures"), which shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Debentures.

      C. The Buyers severally wish to purchase, upon the terms and conditions stated in this Agreement, (i) the Debentures in the aggregate principal amount of $4,000,000 on the Closing Date (as defined below), such Debentures to be in the form attached hereto as Exhibit A, in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers for the purchase price opposite such Buyer's name on the Schedule of Buyers, (ii) a right to acquire up to an additional aggregate of $2,000,000 of the Debentures (the "Additional Investment Rights""), such Additional Investment Rights to be in the form attached hereto as Exhibit K, (iii) shares of Common Stock set forth opposite such Buyer's name under the heading "Number of Common Shares" on the Schedule of Buyers (which shall collectively be referred to herein as the "Common Shares" ) and (iv) two series of warrants (the "Warrants") to purchase shares of Common Stock (as exercised collectively, the "Warrant Shares"), such Warrants to be substantially in the form attached hereto as Exhibit B-1 and Exhibit B-2, in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers.

      D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide the Buyers with the benefit of certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws, on the terms and subject to the conditions set forth therein.

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      E. The location of defined terms in this Agreement is set forth on the
Index of Terms attached hereto.

      NOW THEREFORE, the Company and the Buyers hereby agree as follows:

      1. PURCHASE AND SALE.

            a. Purchase of Debentures, Additional Investment Rights, Common Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the respective principal amount of Debentures, the Additional Investment Rights, the Common Shares, and the related Warrants, for the purchase price set forth opposite such Buyer's name on the Schedule of Buyers (the "Closing").

            b. The Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and the applicable Buyer or Buyers) subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7. The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

            c. Delivery and Payment. (i) On the Closing Date, the Company shall deliver to each Buyer (i) Debentures (in the denominations as such Buyer shall reasonably request) representing the principal amount of Debentures which such Buyer is purchasing hereunder at the Closing, (ii) the Additional Investment Rights which such Buyer is purchasing hereunder at the Closing,(iii) the Common Shares that such Buyer is purchasing hereunder and (iv) warrants representing the related Warrants, in each case duly executed on behalf of the Company and registered in the name of such Buyer.

            (ii) On the Closing Date, each Buyer shall set aside in a separate segregated account (the "Segregated Account") an amount equal to the sum of (x) such Buyer's total purchase price for such Buyer's portion of Debentures, Additional Investment Rights, Common Shares and Warrants such Buyer is then purchasing as set forth on the Schedule of Buyers (such "Buyer's Purchase Price") and (y) such Buyer's aggregate exercise price for the Additional Investment Right issued to such Buyer as set forth on the Schedule of Buyer's opposite such Buyer's name under the heading "AIR Exercise Price".

            (iii) Payment of such Buyer's Purchase Price shall be made by wire transfer of immediately available funds from such Buyer's Segregated Account in accordance with the Company's written wire instructions, less any amount withheld at the Closing for expenses pursuant to Section 4(k) in the following manner: On the Closing Date, each Buyer shall pay the amount set forth opposite such Buyer's name on the Schedule of Buyers under the heading "Payment Amount."

      2. BUYER'S REPRESENTATIONS AND WARRANTIES.

      Each Buyer represents and warrants with respect to only itself that:


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            a. Investment Purpose. Such Buyer (i) is acquiring the Debentures, the Additional Investment Rights, the Common Shares and the Warrants, (ii) upon conversion of the Debentures owned by it or acquired by it pursuant to the exercise of the Additional Investment Rights, will acquire the Conversion Shares then issuable, (iii) upon issuance, will acquire the Interest Shares and Repayment Shares, if any (each as defined in the Debentures), and shares issued in connection with a Company Conversion, if any (as defined in the Debentures),
(iv) upon exercise of the Additional Investment Rights, will acquire the Debentures issued thereunder, and (v) upon exercise of the Warrants held by it, will acquire the Warrant Shares issuable upon exercise thereof (the Debentures, the Conversion Shares, the Interest Shares, the Repayment Shares, the shares issued in connection with a Company Conversion, the Additional Investment Rights, the Common Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities") for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time, provided further, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act and was not organized for the specific purpose of acquiring the Securities.

            c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein and in the applicable Debenture, Additional Investment Right or Warrant in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

            d. Information. Such Buyer (i) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Debentures, the Additional Investment Rights, the Common Shares, the Warrants, the Conversion Shares and the Warrant Shares and that it has requested from the Company, (ii) has had an opportunity to discuss with management of the Company the business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access, (iii) can bear the economic risk of a total loss of its investment in the Debentures, the Additional Investment Rights, the Common Shares and the Warrants and (iv) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Debentures, the Additional Investment Rights, the Common Shares, the Warrants, the Conversion Shares and the Warrant Shares and to protect its interest in connection with such investment. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its


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representatives shall modify, amend or affect such Buyer's right to rely on the
Company's representations and warranties contained in this Agreement.

            e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (ii) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(f); provided that in order to make any sale, transfer or assignment of Securities, such Investor and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            g. Legends. Such Buyer understands that the Debentures, the Additional Investment Rights, the Common Shares and the Warrants, except as set forth below, shall bear a restrictive legend in substantially the following forms (and a stop-transfer order may be placed against transfer of such Debentures, Additional Investment Rights, Common Shares and Warrants):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933,


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            AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF
            COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION
            IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

            Such Buyer further understands that until such time as the Conversion Shares, the Interest Shares, the Repayment Shares and the Warrant Shares have been sold pursuant to the registration statement contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, the Interest Shares, the Repayment Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legends set forth above shall be removed and the Company shall issue the relevant securities without such legend to the holder of the Securities upon which it is stamped, if, (i) such Securities are registered for resale under the 1933 Act and are transferred or sold pursuant to such registration or (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act.

            h. Authorization; Enforcement; Validity. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and


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other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            i. Residency. Such Buyer is a resident of that country or state specified in its address on the Schedule of Buyers.

            j. No Conflicts The execution and performance of this Agreement and the Registration Rights Agreement do not conflict with any agreement to which such Buyer is a party or is bound thereby, any court order or judgment addressed to such Buyer, or the constituent documents of such Buyer.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to each of the Buyers that as of the date hereof, except as expressly set forth on the Schedule of Exceptions attached hereto:

            a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 30% or more of the capital stock or other equity or similar interests or owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect 30% or more of the board of directors or similar governing body of such entity) are corporations, partnerships or limited liability companies duly organized and validly existing in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate, limited liability company or partnership power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company to do business and is in good standing (to the extent such concepts are applicable) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect"means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). A complete list of Subsidiaries is set forth on Schedule 3(a).

            b. Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Debentures, the Additional Investment Rights, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, the Security Agreement, the Collateral Agency Agreement, dated as of the date hereof, among the Buyers and acknowledged by the Company, the Account Control Agreement, the Mortgages, each deposit account control agreement and security account control agreement entered into among, or amended among, the Company, the Agent (as defined) and the depositary bank named therein (collectively, the "Bank Agreements") and each of the other agreements entered into by the parties hereto in connection with the


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transactions contemplated by this Agreement (collectively, the "Transaction
Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Debentures, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, the reservation for issuance and the issuance of Interest Shares and Repayment Shares in accordance with the terms of the Debentures, the issuance of the Additional Investment Rights, the reservation for issuance and the issuance of the Debentures issuable upon exercise thereof, the issuance of the Common Shares, the issuance of the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required of the Company's Board of Directors or stockholders (except to the extent that stockholder approval may be required pursuant to the rules of the AMEX for the issuance of a number of Conversion Shares, Interest Shares, Repayment Shares and Warrant Shares greater in the aggregate than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Closing Date (the "19.99% Rule")). The Transaction Documents executed on the date hereof have been and the other Transaction Documents when executed by the Company in accordance with their terms will be duly executed and delivered by the Company and constitute and will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

            c. Capitalization. As of January 26, 2004, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which as of such date, 39,594,762] shares are issued and outstanding and 19,039,032 shares are reserved for issuance pursuant to the Company's stock option purchase plans (including pursuant to options outstanding as of such date as well as options granted thereafter), outstanding stock warrants and convertible debentures. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in
Schedule 3(c) or in the SEC Documents, (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights (arising under Delaware law, the Company's Certificate of Incorporation or By-laws or any agreement or instrument to which the Company is a party) or any liens or encumbrances granted or created by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries (other than any such options, warrants, scrip, rights, calls, commitments, securities, understandings and arrangement outstanding under plans disclosed in the SEC Documents); (C) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (D) there are no amounts

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outstanding under, and there will be no amounts due upon termination of, any credit agreement or credit facility; (E) there are no financing statements securing obligations in any amounts greater than $100,000, singly, or $250,000 in the aggregate, filed in connection with the Company or any of its Subsidiaries; (F) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement);
(G) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (H) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; (I) the Company does not have any stock appreciation rights or "phantom" stock plans or agreements or any similar plan or agreement; (J) to the Company's knowledge,
(i) no current or former officer or director who individually owns 1% or more of the Company's outstanding capital stock or (ii) other beneficial owner of 5% or more of the Company's outstanding capital stock, has pledged shares of the Company's capital stock in connection with a margin account or other loan secured by such capital stock; and (K) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents (as defined herein) but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company has made available to each Buyer that has requested it true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material rights of the holders thereof in respect thereto except for stock options granted under any benefit plan or stock option plan of the Company approved by the Board of Directors of the Company.

            d. Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms of the applicable Transaction Documents, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof (other than any such taxes, liens and charges created by any Buyer or assignee or transferee), and, except as set forth in Schedule 3(c), shall not be subject to pre-emptive rights or other similar rights of shareholders of the Company. As of the Closing, at least 4,662,322 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) will have been duly authorized and reserved for issuance upon conversion of the Debentures, exercise of the Warrants and the issuance of the Interest Shares and the Repayment Shares issuable over the full term of the Debentures (assuming the Company paid the maximum amount of interest permitted to be paid in Interest Shares over the full term of the Debentures). Upon conversion or issuance in accordance with the Debentures or the Warrants, as applicable, the Conversion Shares, the Interest Shares, the Repayment Shares and the Warrant Shares, as the case may be, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than any such taxes, liens and charges created by any Buyer or any assignee or transferee), with the holders being entitled to all rights accorded to a holder of Common Stock. Based, in part, on reliance on the


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representations and warranties of each of the Buyers in the Transaction
Documents, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

            e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Debentures issuable upon exercise of the Additional Investment Rights and the Conversion Shares, the Interest Shares, the Repayment Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect); or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, By-laws or their organizational charter or by-laws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement, as required under the 1933 Act, as required by Blue Sky filings or as required by the 19.99% Rule, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are currently unaware of any facts or circumstances which might give rise to any of the foregoing events set forth in this paragraph. The Company is not in violation of the listing requirements of the Principal Market, and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Notwithstanding anything herein to the contrary, the Company's listing application with respect to shares of Common Stock underlying the March Securities, June Securities, July Securities and October Securities have been filed with the Principal Market but have not been finally approved by the Principal Market. The Company believes, but cannot assure, that such listing applications will be finally approved by the Principal Market.

            f. SEC Documents; Financial Statements. Since January 1, 2001, other than a Form 8-K/A with respect to the transactions contemplated by the Interferon Asset Agreement, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to or on the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of the date of filing of such SEC Documents, each such SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is not aware of any fact or circumstance that would result or reasonably be likely to result in the Company receiving a "going concern" opinion or qualification from its independent auditor's with respect to the Company's financial position for the year ended December 31, 2002. To the best of the Company's knowledge, no other written information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries nor any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information. As of the date hereof, other than the need to file updated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, the Company meets the requirements for use of Form S-1 for registration of the resale of Registrable Securities (as defined in the Registration Rights Agreement) and does not have any knowledge or reason to believe that it does not meet such requirements or any actual knowledge of any fact which would reasonably result in its not meeting such requirements. As of the date hereof, the Company does not meet the requirements for use of Form S-3 for registration of the resale of Registrable Securities. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the SEC under the 1934 Act. Except for the issuance of the

Debentures and the Warrants contemplated by this Agreement and the transactions contemplated therein, no event, liability, development or circumstance has occurred or exists, or is currently contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws and which has not been publicly disclosed.

            g. Absence of Certain Changes. Except as disclosed in the SEC Documents available on the EDGAR system, there has been no change or development that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Except as disclosed in the SEC Documents available on the EDGAR system, since December 31, 2000, (i) the Company has not declared or paid any dividends, and (ii) as of the date hereof, has not sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $200,000.

            h. Absence of Litigation. Except as disclosed in the section titled "Legal Proceedings" in (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2002 or (ii) any of the Company's SEC Documents filed since the filing of such Form 10-K, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened in writing against the Company or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, that would reasonably be expected to result in judgments against the Company or any of its Subsidiaries in an amount, individually or in the aggregate, in excess of $250,000.

            i. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security to persons other than the Buyers, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (a) the 1933 Act in a manner that would result in a violation of the 1933 Act or (b) any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated in a manner that would violate such provisions, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings in a manner that would violate such Act or provisions.

            j. Employment Matters; ERISA Matters. (i) Neither the Company nor any of its Subsidiaries is involved in any material union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' U.S. employees is a member of a union which relates to such employee's relationship with the Company. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company in writing that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

                  (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            k. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use (i) all trademarks, trade names, trade dress, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, technology licenses, approvals, governmental authorizations, trade secrets, and other intellectual property rights (collectively, "Intellectual Property") necessary to conduct their respective businesses as now conducted and as currently contemplated to be conducted other than businesses that the Company has not as of the date hereof launched, except where the failure to own, possess or protect such rights would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the Company's or its Subsidiaries' Intellectual Property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property rights of others, or of any development of similar or identical trade secrets or technical information by others and except as would not reasonably be expected to result in a Material Adverse Effect, there is no claim, action or proceeding being made by or brought against, or to the knowledge of the Company, currently threatened in writing by or against, the Company or its Subsidiaries regarding the Intellectual Property rights of or the use of any Intellectual Property by the Company or its Subsidiaries or any third party. The Company and its Subsidiaries have taken all reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property.

            l. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as (i) constitute purchase money security interests, (ii) are described in Schedule 3(l) or (iii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

            m. Environmental Laws. The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where the failure of the Company and its Subsidiaries would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

            n. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Except as set forth on Schedule 3(n), neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            o. Regulatory Permits. Except for Permits (as defined below) the absence of which would not, either individually or in the aggregate, result in a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted (the "Permits"), and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such Permit.

            p. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is currently expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is currently expected to have a Material Adverse Effect.

            q. Tax Status. Except as could not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges due with respect to the periods covered by such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has paid or set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes that are individually or in the aggregate material in amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            r. Transactions With Affiliates. Except as set forth on Schedule 3(r) and in the SEC Documents, and other than the grant of stock options described on Schedule 3(c), none of the officers, directors, employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than in connection with the provision of services as employees, officers and directors, payment of ordinary course business expenses for employees, and other expenditures on behalf of employees in an aggregate amount for all employees not in excess of $500,000), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

            s. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, the laws of the state of its incorporation or the laws of any other state which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

            t. Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      4. COVENANTS.

            a. Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

            b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to each of the Closing Dates (to the extent such action is required by applicable law). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each Closing Date.

            c. Reporting Status. Other than pursuant to a Change of Control (as defined in the Debentures), until the earlier of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares, the Interest Shares, the Repayment Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which (A) the Investors shall have sold all the Conversion Shares, the Interest Shares, the Repayment Shares and the Warrant Shares and (B) none of the Debentures or Warrants is outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

            d. Use of Proceeds. The Company will use the proceeds from the sale of the Debentures and the Warrants for general corporate purposes.

            e. Financial Information. The Company agrees to send the following to each Investor during the Reporting Period: (i) within ten (10) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments thereto filed pursuant to the 1933 Act, provided that if any such report is filed with the SEC through EDGAR and is available to the Buyers via EDGAR then no such deliveries shall be required; (ii) using its reasonable efforts, on the same day as the release thereof, facsimile copies of all press releases issued by the Company relating to the Company's quarterly operating results and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

            f. Reservation of Shares. Prior to the date on which payments have been made pursuant to Section 25 of the Debentures in an amount equal to the entire Outstanding Principal Amount (as defined in the Debentures), together with accrued and unpaid interest on all Debentures outstanding the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 135% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares upon conversion of all of the Debentures, the Warrant Shares upon exercise of all of the Warrants (without regard to any limitations on conversions or exercise) and the maximum number of Interest Shares issuable over the full term of the Debentures (assuming the Company paid the maximum amount of interest permitted to be paid in Interest Shares over the full term of the Debentures), and after such time 100% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares upon conversion of all of the Debentures and of the Warrant Shares upon exercise of all of the Warrants (without regard to any limitations on conversions or exercise).

            g. Listing. The Company timely shall satisfy the condition set forth in clause (2) of Section 7(a)(ii) and also shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. So long as any Securities are outstanding, the Company shall maintain the Common Stock's authorization for quotation on listing on The New York Stock Exchange, Inc. (the "NYSE"), the American Stock Exchange, Inc. ("AMEX") or The Nasdaq Stock Market, Inc. ("NASDAQ") (as applicable, the "Principal Market"). The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(g). Notwithstanding the foregoing or any other provision herein to the contrary, certain of the Registrable Securities (the "Unlisted Securities") may not be able to be listed unless and until either (a) in the determination of the Principal Market, the Unlisted Securities would not be aggregated by the Principal Market with Previously-Issued Securities in a manner that violates the 19.99% Rule or (b) the issuance of the Unlisted Securities is approved by the Company's stockholders. The Company shall secure the listing of the Unlisted Securities 10 days following the earlier to occur of (i) the six-month anniversary of the date hereof and (ii) such time as the stockholder approval referred to in the foregoing sentence is obtained.

            h. Filing of Form 8-K. At or before 8:30 a.m., New York City time, on the Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the form of Debenture, the form of Additional Investment Rights, the form of Warrants and the Registration Rights Agreement in the form required by the 1934 Act (with such exhibits, a "Form 8-K")). From and after the initial filing of the Form 8-K with the SEC, unless required pursuant to Section 3(h) of the Registration Rights Agreement, no Buyer shall be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the Form 8-K. Unless required pursuant to Section 3(h) of the Registration Rights Agreement, the Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide any Buyer with any material nonpublic information regarding the Company from and after the filing of the Form 8-K with the SEC without the express written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company or any of its or its officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company or any of its officers, directors, employees or agents. No Buyer shall have any liability to the Company or any of its officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby, other than as set forth in Section 9(j) hereof.

            i. Proxy Statement. If the Company determines, in connection with its application for the listing fo additional shares with the Principal Market, that in connection with the issuance of the Securities, Stockholder Approval is required by the Principal Market in connection with the 19.99% Rule, the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall occur on or before June 30, 2004 (however, the Company shall use its best efforts to cause such meeting to occur on or before May 30, 2004), a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal.

            j. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged in compliance with applicable securities laws by an Investor in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation,
Section 2(f) of this Agreement; provided that in order to make any sale, transfer or assignment of Securities, such Investor and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Company hereby agrees to execute and deliver such reasonable documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

            k. Expenses. Subject to Section 9(l) below, at the Closing, the Company shall reimburse the Buyers for the Buyers' reasonable, documented fees and expenses (including legal expenses both in connection with this Agreement and with prior registration statements filed by the Company) incurred in connection with the consummation of the transactions contemplated by this Agreement, up to a maximum of $30,000 (in addition to any other expense amounts previously paid to the Buyers), which reasonable, documented amount shall be withheld by the Buyers from its purchase price to be paid at the Closing. In addition, Portside Growth & Opportunity Fund shall withhold from the amounts set forth opposite its name on the Schedule of Buyers $280,000 from the Payment Amount and up to $140,000 (based on the amount of the Additional Investment Right that is exercised, if any) set forth opposite such Buyer's name on the Schedule of Buyers under the heading "AIR Exercise Price", in each case to pay the fees of the placement agent engaged by the Company in connection with the transactions contemplated hereby.

            l. Additional Debentures. For so long as any Buyer beneficially owns any Debentures, the Company shall not issue any other securities that would cause a breach or default under the Debentures.

            m. Tax Matters.

                  (i) [Reserved.]

                  (ii) The Company shall be permitted to withhold from any
            amounts payable to a Buyer, a Debenture holder, a Warrant holder or a holder of Common Stock any taxes required by law to be withheld from such amount. If the Company shall be required to withhold or deduct any tax, levy or other governmental charge, excluding (A) net income taxes, franchise taxes, or taxes imposed on or measured by net income (or overall gross receipts, to the extent such tax is imposed in lieu of a tax on net income by a jurisdiction that does not impose any tax based on or measured by net income) on any Buyer or Debenture holder by the jurisdiction in which such Buyer or Debenture holder is organized or any other jurisdiction in which such Buyer or Debenture holder would be subject to tax without regard to the transactions contemplated hereby, and (B) U.S. Federal withholding taxes (unless such U.S. Federal withholding taxes would not be imposed but for a change in or amendment to the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations or any other administrative authority thereunder or any tax treaty or the release or promulgation of any judicial decision relating thereto, in each case, on or after the later of (x) the date of this Agreement or (y) the date such Debenture holder becomes a party hereto (each, a "Change in Law")) (all such non-excluded taxes, levies or other governmental charges, "Taxes") from any payment of interest, or any accrual of original issue discount (if applicable), for U.S. Federal income tax purposes made hereunder or under any Debenture to or for the benefit of any Buyer or any Debenture holder, then (A) the amount payable shall be increased by the amount necessary so that after making all required deductions and withholdings (including deductions and withholdings with respect to additional amounts payable under this Section 4(m)) such Buyer or such Debenture holder shall receive an amount equal to the amount it would have received if no such deduction or withholding of Taxes had been required, (B) the Company shall make such deduction or withholding and (C) the Company shall pay the full amount deducted to the appropriate governmental authority in accordance with applicable law. If any Buyer or any Debenture holder is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (each a "Non-U.S. Debenture Holder"), it shall deliver to the Company two copies of either (A) U.S. Internal Revenue Service Form W-8BEN (claiming complete exemption from U.S. Federal withholding tax under an income tax treaty), or any successor form; (B) U.S. Internal Revenue Service Form W-8ECI (claiming complete exemption from U.S. Federal withholding tax because the income is effectively connected with a U.S. trade or business), or any successor form; (C) in the case of a Non-U.S. Debenture Holder claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code, with respect to payments of "portfolio interest," U.S. Internal Revenue Service Form W-8BEN (certifying as to beneficial ownership), or any successor form, and a certificate in form and substance reasonably acceptable to the Company representing that such Non-U.S. Debenture Holder is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a "controlled foreign corporation" related to the Company (within the meaning of Section 864(d)(4) of the Code); or (D) other applicable form, certificate or document prescribed by the U.S. Internal Revenue Service certifying as to such Non-U.S. Debenture Holder's entitlement to a complete exemption from U.S. Federal withholding tax, as applicable, in all cases such forms and other documents being properly completed and duly executed by such Non-U.S. Debenture Holder claiming complete exemption from U.S. Federal withholding tax on payments of interest (or of original issue discount, if applicable) for U.S. Federal income tax purposes by the Company under the Debentures. Each Buyer, each Warrant holder and each holder of common stock that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (each a "Non-U.S. Equity Holder") also shall deliver to the Company, to the extent legally able to do so, with respect to payments of dividends for U.S. Federal income tax purposes by the Company, if applicable, two copies of either (A) U.S. Internal Revenue Service Form W-8BEN (claiming a reduction of U.S. Federal withholding tax under an applicable income tax treaty, if any), or any successor form, (B) U.S. Internal Revenue Service Form W-8ECI (claiming complete exemption from U.S. Federal withholding tax because the income is effectively connected with a U.S. trade or business), or any successor form, or (C) other applicable form, certificate or document prescribed by the U.S. Internal Revenue Service certifying as to such Non-U.S. Equity Holder's entitlement to an exemption from, or a reduction of, U.S. Federal withholding tax on payments of dividends for U.S. Federal income tax purposes by the Company, as applicable, in all cases such forms and other documents being properly completed and duly executed by such Non-U.S. Equity Holder. In addition, each Buyer, each Debenture holder, each Warrant holder, and each holder of Common Stock that is not otherwise exempt from "back-up withholding" shall deliver to the Company two properly completed and duly executed copies of either (A) U.S. Internal Revenue Service Form W-8BEN, or any successor form, (B) U.S. Internal Revenue Service Form W-8ECI, or any successor form, (C) U.S. Internal Revenue Service Form W-9, or any successor form, or (D) other applicable form, certificate or document prescribed by the U.S. Internal Revenue Service, as applicable, in each case indicating that such Buyer, Debenture holder, Warrant holder, or holder of Common Stock is not subject to "back-up withholding" for U.S. Federal income tax purposes. The forms and other documents required to be delivered pursuant to this
            Section 4(m)(ii) shall be delivered (A) on or prior to the Closing Date and (B) from time to time thereafter if within ten (10) Business Days after receipt of a written request therefor by the Company. In addition, each Buyer, each Debenture holder, each Warrant holder and each holder of Common Stock shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered (or requested) form, document or certificate to the Company, including as a result in whole or in part from a Change in Law; provided, however, that the failure to provide such notice shall not affect any Buyer's or Debenture holder's right to any additional amounts hereunder.

                  (iii) Notwithstanding anything to the contrary in Section
            4(m)(ii) above, the Company shall not be required to pay any additional amount to any Buyer or any Debenture holder pursuant to the preceding paragraph to the extent the Tax in respect of which such additional amount would otherwise be payable would not have been imposed but for the failure of such Buyer or Debenture holder to comply with its obligations under such paragraph; provided, however, that the failure to provide the applicable form, document or certificate pursuant to the preceding paragraph as provided in the notice required by the preceding paragraph resulting in whole or in part from a Change in Law shall not affect such Buyer's or Debenture holder's right to any additional amounts hereunder.

            n. Violations of Law. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

            o. Corporate Existence. So long as a Buyer beneficially owns any Securities, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the Transaction Documents and (ii) such surviving or successor entity or its parent into whose stock the Debentures and Warrants will be convertible or exercisable is a publicly traded corporation whose common stock is listed for trading on or quoted on AMEX, NYSE or NASDAQ.

            p. Short Positions. Each Buyer agrees that on any Business Day prior to the time such Buyer no longer holds any Debentures, such Buyer shall not maintain a Net Short Position. For purposes hereof, "Net Short Position" shall mean that the aggregate number of shares of Common Stock held in a short position by such Buyer exceeds the sum of (1) the number of Common Shares and the number of Conversion Shares, Warrant Shares and Interest Shares then issuable (without regard to any limitations on conversions or exercise) to such Buyer, (2) the number of conversion shares, warrant shares and interest shares then issuable (without regard to any limitations on conversions or exercise) to such Buyer in connection with the securities issued to such Buyer pursuant to the Securities Purchase Agreement, dated as of March 12, 2003, between the Company and such Buyer (the "March Securities"), (3) the number of warrant shares then issuable (without regard to any limitations on exercise) to such Buyer pursuant to that certain Warrant To Purchase Common Stock issued by the Company to such Buyer on June 25, 2003 (the "June Securities"), (4) the number of conversion shares, warrant shares and interest shares then issuable (without regard to any limitations on conversions or exercise) to such Buyer in connection with the securities issued to such Buyer pursuant to the Securities Purchase Agreement, dated as of July 10, 2003, between the Company and such Buyer (the "July Securities"), and (5) the number of conversion shares, warrant shares and interest shares then issuable (without regard to any limitations on conversions or exercise) to such Buyer in connection with the securities issued to such Buyer pursuant to the Securities Purchase Agreement, dated as of October 29, 2003, between the Company and such Buyer (the "October Securities" and, together with the March Securities, the June Securities and the July Securities, the "Previously-Issued Securities").

            q. Letter of Credit. Pursuant to this subsection, the Company shall cause to be issued and delivered to Portside Growth & Opportunity Fund, as collateral agent for the Buyers (in such capacity, together with any successor in such capacity, the "Agent"), four (4) irrevocable standby letters of credit in the stated amount of $250,000 each ($1,000,000 in the aggregate), substantially in the form of Exhibit D hereto and otherwise reasonably satisfactory to the Buyers (together with any letter of credit issued in exchange therefor or in replacement thereof, each a "Letter of Credit"), naming the Agent as beneficiary and issued by a bank with a Minimum Rating and otherwise acceptable to the Agent in its reasonable discretion; provided, however, that prior identical letters of credit (as amended) in the stated amount of $1,000,000 in the aggregate issued to the Agent may be used instead subject to such further amendments as the Agent may reasonably require (including, without limitation, with respect to the extension of the expiry date). As used herein, "Minimum Rating" shall mean one of the two highest long-term debt ratings, without regard to qualification by symbols, such as "+" and "-", or by numerical notations, such as "1", "2" and "3" (or if no long-term debt rating is available, one of the two highest long-term deposit ratings) obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") (or if at any time neither S&P nor Moody's shall issue such ratings, then from another nationally recognized rating service). The Buyers agree to pay at the Closing for all reasonable and customary fees in connection with the Letter of Credit provided, that such fees do not exceed $20,000. Each Letter of Credit shall be delivered within seven (7) days following the Closing. The Company shall have the right, at any time and from time to time, to cause to be issued and delivered to the Agent a replacement for any Letter of Credit previously issued and delivered, provided, that such replacement is substantially in the form of the Letter of Credit being exchanged or replaced therefor and is otherwise acceptable to the Agent in its sole discretion. Upon delivery of a replacement Letter of Credit, the Agent shall immediately deliver the original Letter of Credit being exchanged therefor. The Letters of Credit shall not be drawn upon by the Buyers unless the obligations of the Company pursuant to the Transaction Documents are not otherwise satisfied pursuant to the terms of the Transaction Documents.

            r. Cash Collateral Account. Simultaneously with the Closing hereunder, the Company shall establish with a bank acceptable to the Agent (the "Cash Collateral Bank") a deposit account (together with all monies on deposit in such deposit account and all certificates and instruments, if any, representing or evidencing such deposit account, the "Cash Collateral Account"), and shall cause the Cash Collateral Bank to enter into an Account Control Agreement with the Agent, substantially in the form of Exhibit E (as amended from time to time, the "Account Control Agreement"); provided, however, that prior account control agreements (as amended) entered into by the Company for the benefit of the Agent may be used instead subject to such further amendments as the Agent may reasonably require. The Cash Collateral Account shall at all times be under the dominion and control of the Agent. The Company shall deliver to the Agent (for the benefit of the Buyers) any opinion that the Agent may reasonably request in connection with the Account Control Agreement.

            s. Perfected First Security Interest- Personal Property. The Company shall execute and deliver to the Agent the Security Agreement at Closing, substantially in the form of Exhibit F hereto (as amended and/or restated from time to time, the "Security Agreement"), pursuant to which the Company shall grant to the Agent, for the benefit of the Buyers, a perfected, first priority security interest in all of its now owned and hereafter acquired personal property other than intellectual property (the "Personal Property Collateral"); provided, however, that a prior security agreement (as amended) entered into by the Company for the benefit of the Agent may be used instead subject to such further amendments as the Agent may reasonably require. The Company shall also shall take such other action and execute, acknowledge and deliver such other agreements, instruments or other documents as the Agent may require from time to time in order (i) to carry out more effectively the purposes of the

Security Agreement, (ii) to subject to valid and perfected first priority liens any of the Personal Property Collateral, (iii) to establish and maintain the validity and effectiveness of the Security Agreement or such other agreements, instruments or other documents and the validity, perfection and priority of the liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each of the Agent and the Buyers the rights now or hereafter intended to be granted to it under the Security Agreement (including, without limitation, by (w) executing any amendment to the Security Agreement as may be reasonably requested by the Buyers, (x) by causing insurance certificates satisfactory to the Buyers naming the Buyers as "loss payee" or "additional insured" on all of the Company's property and liability insurance to be issued, (y) by using its reasonable commercial efforts to obtain landlord waivers reasonably satisfactory to the Buyers in connection with the Company's leasehold premises where Personal Property Collateral is located and (z) by cooperating with the Buyers to finalize and execute a perfection certificate to include, among other things, information relating to the acquisition of certain Interferon assets.). In furtherance of the foregoing, to the maximum extent permitted by applicable law, the Company (i) authorizes the Agent to execute any such agreements, instruments or other documents in the Company's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes the Agent to file any financing statement required hereunder or under the Security Agreement, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of the Company, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of the Company prior to the date hereof.

            t. Perfected First Security Interest - Real Property. Within 90 days of the Closing Date, the Company shall:

                  (i) execute and deliver to the Agent a mortgage, deed of trust or deed to secure debt for each real property location (the "Properties") acquired by the Company from the Interferon Sciences, Inc. (the "Seller"), each in recordable form and containing such terms, covenants and provisions and in all other respects reasonably acceptable to the Agent in its sole discretion (as amended from time to time, each a "Mortgage" and collectively, the "Mortgages"), pursuant to which the Company shall grant to the Agent, for the benefit of the Buyers, a perfected first priority security interest and mortgage lien in the Properties and all improvements located thereon (the "Real Property Collateral"; together with the Personal Property Collateral, collectively, the "Collateral");

                  (ii) furnish to the Agent the following, each in form and
            substance reasonably satisfactory to the Agent:

                        (A) evidence of the recording of each Mortgage referred
                  to in clause (i) above in such office or offices as may be necessary or, in the reasonable opinion of the Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agent and the Buyers thereunder;

                        (B) an ALTA form of mortgage loan title insurance
                  policy, in form and substance reasonably satisfactory to the Agent, issued by or on behalf of a title insurance company reasonably satisfactory to the Agent, insuring the mortgage lien created by each Mortgage for an amount not less than $1,500,000, subject only to such exceptions to title as the Agent may reasonably accept and approve and with such endorsements and affirmative insurance as the Agent may reasonably require, and otherwise on terms satisfactory to the Agent (a "Title Insurance Policy");

                        (C) an ALTA survey of each Property, certified to the
                  Agent and to the issuer of the applicable Title Insurance Policy by a licensed land surveyor reasonably satisfactory to the Agent (a "Survey");

                        (D) a satisfactory ASTM 1527-00 Phase I Environmental
                  Site Assessment ("Phase I ESA") for each Property (and, if reasonably requested by the Agent based upon the results of such Phase I ESA, an ASTM 1527-00 Phase II Environmental Site Assessment ("Phase II ESA") for such Property), each in form and substance and by an independent firm satisfactory to the Agent;

                        (E) an opinion of counsel for the Company as to such
                  matters regarding each Mortgage (including the due authorization, execution and delivery of the Mortgage, the validity and enforceability of the Mortgage and its compliance with the law of the jurisdiction in which the relevant Property is located) as the Agent may reasonably require; and

                        (F) such other instruments and documents, including
                  estoppel certificates, permits, licenses, approvals, violation reports, plans and engineering studies, regarding each such Property as the Agent may require; and

            (iii) take such other action and execute, acknowledge and deliver such other agreements, instruments or other documents as the Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of each Mortgage, (B) subject to valid and perfected first priority liens any of the Real Property Collateral, (C) establish and maintain the validity and effectiveness of each Mortgage or such other agreements, instruments or other documents and the validity, perfection and priority of the liens intended to be created thereby, and
      (D) better assure, convey, grant, assign, transfer and confirm unto each of the Agent and the Buyers the rights intended to be granted to it under each Mortgage. In furtherance of the foregoing, to the maximum extent permitted by applicable law, the Company (x) authorizes the Agent to execute any such agreements, instruments or other documents in the Company's name and to file or record such agreements, instruments or other documents in any appropriate filing or recording office, (y) authorizes the Agent to file any financing statement required hereunder or under any Mortgage, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of the Company, and (z) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of the Company prior to the date hereof.

            u. Acquisition of Interferon Sciences, Inc. The Company shall acquire certain assets of the Seller pursuant to certain valid and binding purchase and sale agreements, executed copies (together with all exhibits and schedules thereto) of which are attached hereto as Exhibit G-1 (the "Interferon Inventory and License Agreement") and Exhibit G-2 (the "Interferon Asset Agreement" and together with the Interferon Inventory and License Agreement, the "Interferon Agreements"), within ninety (90) days of the Closing. The Company shall not make or permit to be made any amendment or modification to either Interferon Agreement or the transactions contemplated thereby without Buyers' prior written consent. All of the consideration (including, without limitation, all shares of Common Stock (whether issued or issuable to Seller or otherwise as set forth in the Interferon Agreements), the satisfaction of certain obligations, royalties, fees for employees and for services, the assumption of payables) to be paid by the Company in connection with the Interferon Agreements is as set forth on Schedule 4(u) hereof.

            v. Certain Accounts. The Company represents and warrants to each Buyer that Schedule 4(v) hereto sets forth a full and complete list of every bank and other financial institution at which the Company presently has an account (each, an "Existing Account"). The Company represents and warrants to each Buyer that (1) the Company has deposited or otherwise transferred any and all funds, including (without any limitation) those funds released from any Existing Account that does not become a Permitted Account (as defined) pursuant hereto, to the First Union National Bank Account Nos. 20000009652305, 2100043128724 and/or 4166-9926 (the "First Union Accounts"), and (2) the Company has caused each Existing Account denoted with an asterisk on Schedule 4(v) to be a Permitted Account, and the Company shall use its best commercial efforts to obtain the signature of each depository institution reasonably requested by any Buyer to sign a Bank Agreement in connection with such Existing Account becoming a Permitted Account and shall deliver to the Agent (for the benefit of the Buyers) any opinion that the Agent may reasonably request in connection with the applicable Bank Agreement. In addition, the Company shall take the following actions with respect to the Existing Accounts:

            (i) The Company shall immediately deposit any funds released from time to time from the First Union/Wachovia Investments Account No. 4167-7452 into an account for which the Agent has executed a Bank Agreement reasonably satisfactory to the Buyers (any such account being a "Permitted Account");

            (ii) The Company shall not deposit or otherwise transfer any funds into any foreign account without the prior written consent of the Buyers; provided, however, that the Company may make such deposits or transfers to such foreign accounts in connection with ordinary course business expenses to the extent that the aggregate balance in all such foreign accounts does not exceed $25,000; and

            (iii) The Company shall not deposit or otherwise transfer any funds to any account that is not a Permitted Account; provided, however, that the Company may make such deposits or transfers to an Existing Account that is not a

      Permitted Account to the extent that the balance in any such Existing Account does not exceed $5,000.

      Immediately upon the occurrence of a default or Event of Default or event that with notice or lapse of time would constitute a Default or Event of default, the company agrees that the Agent under the Account Control Agreement or any Bank Agreement shall be authorized to send one or more "notices of exclusive control" (as defined in the Account Control Agreement or relevant Bank Agreement) (or an analogous notice described in the Account Control Agreement or relevant Bank Agreement) to the depositary bank(s) party thereto prohibiting such bank(s) from accepting any further instructions from the Company in connection with any property held in any account therein.

            w. Certain Amendments. The Company and each Buyer hereby agree that the warrants issued to the Buyers in connection with the March Securities, the June Securities, the July Securities and the October Securities shall not be exercisable until July 26, 2004, and the respective "Expiration Date" (as defined in each such respective warrant) is hereby extended until the six-month anniversary of the initial Expiration Date set forth therein. The Company and each Buyer hereby further agree that the Warrant Exercise Price (as defined in each such respective warrant) for the warrants issued in connection with the March Securities, shall in no event be less than $1.45, for the warrants issued in connection with the June Securities, shall in no event be less than $2.43, for the warrants issued in connection with the July Securities, shall in no event be less than $2.14, and for the warrants issued in connection with the October Securities, shall in no event be less than $2.19. On the Business Day following the Closing Date, the Company shall prepare and file with the SEC such amendments or supplements to the Company's Registration Statement on Form S-1 (File No. 333-108645), which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, relating to the amendment of the exercise period described herein.

      5. TRANSFER AGENT INSTRUCTIONS.

            The Company shall issue irrevocable instructions to its transfer agents, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Debentures or exercise of the Warrants, as applicable and in accordance with their respective terms (the "Irrevocable Transfer Agent Instructions"), a form of which is attached as Exhibit H hereto. Prior to transfer or sale pursuant to a registration statement or Rule 144 under the 1933 Act of the Conversion Shares and the Warrant Shares, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction inconsistent with the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares, the Warrant Shares the Interest Shares and the Repayment Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Debentures, the Warrants and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in generally acceptable form, to the effect that a public sale, assignment or transfer of Securities may be made without registration under the 1933 Act or that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares, the Warrant Shares, the Interest Shares and the Repayment Shares, promptly instruct its transfer agent to issue one or more certificates, or credit shares to one or more balance accounts at DTC, in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            a. The obligation of the Company to issue and sell the Debentures, the Additional Investment Rights, the Common Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have executed each of the Transaction
            Documents to which it is a party and delivered the same to the Company.

                  (ii) Such Buyer shall have delivered to the Company the
            purchase price (less any amounts withheld pursuant to Section 4(k)) for the Debentures, the Additional Investment Rights, the Common Shares and the Warrants being purchased by such Buyer at the Closing, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (iii) The representations and warranties of such Buyer shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true and correct as of such date)), and such Buyer shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

      7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

            a. The obligation of each Buyer hereunder to purchase the Debentures being purchased at the Closing, the Additional Investment Rights, the Common Shares and the Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (i) The Company shall have executed each of the Transaction
            Documents and delivered the same to such Buyer.

                  (ii) (1) Except to the extent set forth in the proviso in the penultimate sentence in Section 4(g) above, the Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and (2) the Company shall promptly file a new listing application and use its best efforts to cause the Conversion Shares issuable upon conversion of the Debentures (without regard to any limitations on conversions), the Warrant Shares issuable upon exercise of the Warrants (without regard to any limitations on exercises) to be listed (subject to official notice of issuance) on the Principal Market and the maximum number of Interest Shares and Repayment Shares issuable over the full term of the Debentures (assuming the Company paid the maximum amount of interest permitted to be paid in Interest Shares over the full term of the Debentures) to be approved for listing on the Principal Market not later than 10 days following the Closing Date.

                  (iii) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true and correct as of such date)) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                  (iv) The Company shall have delivered to such Buyer the
            opinion of Ransom W. Etheridge, Esq. counsel to the Company, dated as of the Closing Date, in the form of Exhibit I attached hereto.

                  (v) The Company shall have executed and delivered to such
            Buyer the Debentures, the Additional Investment Rights, the Common Shares and the

            Warrants (in such denominations as such Buyer shall reasonably request) being purchased by such Buyer at the Closing.

                  (vi) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures, the exercise of the Warrants, and the payment of interest in the form of Interest Shares (assuming the Company paid the maximum amount of interest permitted to be paid in Interest Shares over the full term of the Debentures) 4,662,322 shares of its Common Stock.

                  (vii) The Company shall have delivered the Irrevocable
            Transfer Agent Instructions, in the form of Exhibit H attached hereto, to the Company's transfer agent.

                  (viii) The Company shall have delivered to such Buyer a
            secretary's certificate, dated as of the Closing Date, certifying as to (A) adoption of the form of resolutions of the Board of Directors of the Company consistent with Section 3(b) above (the "Resolutions"), (B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Closing.

                  (ix) The Company shall have made all filings under all
            applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                  (x) The Bank Agreement(s) relating to the First Union Accounts
            (the "First Union Bank Agreements") shall have been executed and delivered to the Agent (for the benefit of the Buyers); provided, however, that a prior bank agreement entered into by First Union and the Company for the benefit of the Agent may be used instead subject to such amendments as the Agent may reasonably require.

                  (xi) The Company shall have deposited in the Cash Collateral
            Account not less than $1,300,000 in the aggregate (inclusive of funds already on deposit in such account).

            8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer, each holder of Debentures and Warrants and each affiliate of any Buyer holding Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements, but excluding amounts covered by Section 4(m)(ii) hereof (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, (c) the exercise or enforcement of any of the rights of the Buyers under the Pledge and Security Agreement or the foreclosure, sale, liquidation or other disposition of, or realization upon, the Collateral including, without limitation, the transfer of the Collateral to the Buyers, or (d) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer, such holder of Debentures and Warrants and any such affiliate of any Buyer holding Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

      9. MISCELLANEOUS.

            a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least 60% of the outstanding principal amount of the Debentures or Conversion Shares, as applicable. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Debentures then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Conversion Shares, as the case may be.

            f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

            If to the Company:

                  Hemispherx Biopharma, Inc.
                  One Penn Center
                  1617 JFK Boulevard, Suite 660
                  Philadelphia, Pennsylvania 19103
                  Telephone:       (215) 988-0080
                  Facsimile:       (215) 988-1739

                  Attention:       Chief Executive Officer

            With copies to:

                  Ransom W. Etheridge, Esq.
                  2610 Potters Road
                  Suite 200
                  Virginia Beach, VA  23452
                  Telephone:  (757) 486-0599
                  Facsimile:  (757) 486-0792

            If to the Transfer Agent:

                  Continental Stock Transfer & Trust Company
                  2 Broadway
                  New York, NY 10004
                  Telephone:  (212) 509-4000
                  Facsimile:  (212) 509-5150

            If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttal evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities; provided, however, that such successor or assignee shall deliver the forms specified in Section 4(m)(ii) as if it were a "Buyer." The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least 60% of the outstanding principal amount of the Debentures, including by merger or consolidation. A Buyer may assign some or all of its rights and obligations hereunder without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement and provided, further, that such assignment shall be in connection with a transfer of all or a portion of the Debentures and Warrants held by such Buyer and subject to the terms and conditions of the Warrants and Debentures, as applicable. Any such assignment shall only be effective upon the Company's receipt of written notice thereof. Any Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities and the pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the

Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) of this Agreement; provided that in order to make any sale, transfer or assignment of Securities, such Investor and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive until such time as no Debentures remain outstanding. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to (i) file a Form 8-K, substantially in the form attached hereto as Exhibit J, after the Closing, (ii) make any press release or other public disclosure of information that previously has been publicly disclosed (other than pursuant to a breach of this paragraph), and (iii) make any press release or other public disclosure with respect to such transactions in the form as is required by applicable law and regulations.

            k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse any nonbreaching Buyer for the expenses described in Section 4(k) above.

            m. Placement Agent. The Company acknowledges that it has engaged one or more placement agents in connection with the sale of the Debentures, the Additional Investment Rights, the Common Shares and the Warrants and that the total amount of compensation of each such agent has been disclosed in writing to each Buyer. Other than fees paid by Buyers, the Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

            n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            o. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company also acknowledges that the Buyers can keep as security for the Company's obligations under the Securities all funds advanced by the Company as defeasance payments under the March Securities and under the July Securities.

            p. Payment Set Aside. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents, or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            q. Independent Nature of Purchasers' Obligations and Rights. The obligations of each Buyer under any of the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any of the Transaction Documents. Nothing contained herein or in any other Agreement, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transactions contemplated hereby and the other Transaction Documents with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Document, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

                            [signature page follows]

            IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


COMPANY:


HEMISPHERX BIOPHARMA, INC.


By:  ____________________
Name:
Title:


                                     BUYERS:

                                     PORTSIDE GROWTH & OPPORTUNITY FUND


                                     By: _______________________________________

                                     Name:  ____________________________________

                                     Title: ____________________________________



                                     LEONARDO, L.P.


                                     By: _______________________________________

                                     Name:  ____________________________________

                                     Title: ____________________________________

                               SCHEDULE OF BUYERS

Debentures and Warrants:



                                                                  Aggregate
                                                                  Purchase
                                                                  Price of
                                                   Principal     Debentures,
                                                    Amount      AIRs, Common  Number of
                     Investor Address                 of          Shares and   Common     Number of       Payment       AIR Exercise
Investor Name      and Facsimile Number           Debentures      Warrants     Shares      Warrants       Amount           Price
-------------      --------------------           ----------      --------     ------      --------       ------           -----

Portside        c/o Ramius Capital Group, L.L.C.  $2,000,000   $2,000,000     79,051.5     395,257      $2,000,000       $1,000,000
Growth &        666 Third Avenue, 26th Floor
Opportunity     New York, NY 10017
Fund            Attention:  Jeffrey Smith
                            Andrew Strober
                Telephone:  (212) 845-7955
                Facsimile:  (212) 845-7999
                Residence:  Cayman Islands

Leonardo L.P.   c/o Angelo Gordon, LP             $2,000,000   $2,000,000     79,051.5     395,257      $2,000,000       $1,000,000
            .   245 Park Avenue
                New York, NY 10167
                Attention:  Fred Berger
                            Gary Wolf
                Telephone:  (212) 692-2000
                Facsimile:  (212) 867-6449
                Residence:  Cayman Islands


                          Investor's
                      Representatives'
                          Address
Investor Name        and Facsimile Number
-------------        --------------------

Portside           Schulte Roth & Zabel LLP
Growth &           919 Third Avenue
Opportunity        New York, NY  10022
Fund               Attn:  Eleazer Klein,
                   Esq.
                   Telephone:  (212)
                   756-2000
                   Facsimile:   (212)
                   593-5955



Leonardo L.P.      Paul, Weiss, Rifkind,
                   Wharton & Garrison LLP
                   1285 Avenue of the
                   Americas
                   New York, NY 10019
                   Attention: Jaideep P.
                   Reddy, Esq.
                   Telephone:  (212)
                   373-3000
                   Facsimile:   (212)
                   757-3990

                             INDEX OF DEFINED TERMS


19.99% Rule....................................................................7
1933 Act.......................................................................1
1934 Act.......................................................................9
Account Control Agreement.....................................................21
Additional Investment Rights...................................................1
Agent.........................................................................20
Agreement......................................................................1
AMEX..........................................................................16
Business Day...................................................................2
Buyer..........................................................................1
Buyer's Purchase Price.........................................................2
Bylaws.........................................................................8
Cash Collateral Account.......................................................21
Cash Collateral Bank..........................................................21
Certificate of Incorporation...................................................8
Change in Law.................................................................18
Closing........................................................................2
Closing Date...................................................................2
Code..........................................................................18
Collateral....................................................................22
Common Shares..................................................................1
Common Stock...................................................................1
Company........................................................................1
Conversion Shares..............................................................1
Debentures.....................................................................1
Environmental Laws............................................................12
Form 8-K......................................................................16
Hazardous Materials...........................................................13
Indemnified Liabilities.......................................................28
Indemnitees...................................................................28
Intellectual Property.........................................................12
Interferon Agreements.........................................................24
Interferon Asset Agreement....................................................24
Interferon Inventory and License Agreement....................................23
Irrevocable Transfer Agent Instructions.......................................25
Letter of Credit..............................................................20
Material Adverse Effect........................................................6
Minimum Rating................................................................20
Moody's.......................................................................21
Mortgage......................................................................22
Mortgages.....................................................................22
NASDAQ........................................................................16
Non-U.S. Debenture Holder.....................................................18
Non-U.S. Equity Holder........................................................19
NYSE..........................................................................16

Permits.......................................................................13
Personal Property Collateral..................................................21
Phase I ESA...................................................................23
Phase II ESA..................................................................23
Principal Market..............................................................16
Properties....................................................................22
Real Property Collateral......................................................22
Registration Rights Agreement..................................................1
Regulation D...................................................................1
Reporting Period..............................................................15
Resolutions...................................................................28
S&P...........................................................................21
SEC............................................................................1
SEC Documents.................................................................10
Securities.....................................................................3
Security Agreement............................................................21
Segregated Account.............................................................2
Seller........................................................................22
Stockholder Approval..........................................................17
Stockholder Meeting Deadline..................................................16
Subsidiaries...................................................................6
Survey........................................................................23
Taxes.........................................................................18
Title Insurance Policy........................................................23
Transaction Documents..........................................................6
Warrant Shares.................................................................1
Warrants.......................................................................1